SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): October
     10, 1994




                      VOLT INFORMATION SCIENCES, INC.
          (Exact name of registrant as specified in its charter)

       New York                           1-9232             13-5658129
    (State or other jurisdiction of   (Commission File    (I.R.S. Employer
     incorporation)                     Number)            Identification No.)

1221 Avenue of the Americas, New York, New York              10020
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:    (212) 704-2400

                              Not Applicable
     (Former name, former address and former fiscal year, if changed since last report)







Item 5.    Other Events


On October 10, 1994, Volt Information Sciences, Inc. announced the NYNEX telephone companies have accepted a directory assistance system provided by Volt's subsidiary, Volt Delta Resources, Inc. The system is operational at all New England sites and most New York sites for which its deployment is intended. Volt Delta will continue to provide ongoing maintenance services to both telephone companies.

This was the first installation of a new generation of directory assistance systems. Other major telephone companies have also placed orders for Volt Delta systems; these are currently in the implementation process.

The Company had previously reported a loss related to cost overruns on the system which was charged to the Company's earnings in fiscal 1993. As a result, there will be no impact on fiscal 1994 fourth quarter earnings, although revenue will be recognized.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              VOLT INFORMATION SCIENCES, INC.
                                (Registrant)





                              BY   s/ JACK EGAN

Date:  October 24, 1994            JACK  EGAN
                              Vice President - Corporate Accounting
                              (Principal Accounting Officer)